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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 registration statement of our report dated March 19, 2001 included in Grant Prideco, Inc.'s Form 10-K for the year ended December 31, 2000 and our report dated January 28, 2000 included in Grant Prideco's Form 10 for the three years ended December 31, 1999 and to all references to our Firm included in this Form S-3 registration statement.




                                        /s/ ARTHUR ANDERSEN LLP
                                            ------------------------------
                                            ARTHUR ANDERSEN LLP



Houston, Texas
May 24, 2001